                                                                   Exhibit 10.11

                       AMENDED AND RESTATED MINING LEASE
                       ---------------------------------


     THIS AMENDED AND RESTATED MINING LEASE, made and entered into effective as of the 13th day of December, 1988, by and between ROCK SPRINGS ROYALTY COMPANY, a Utah corporation (hereinafter called "Lessor"), and ARK LAND COMPANY, a Delaware corporation (hereinafter called "Lessee"),

                                  WITNESSETH:
                                  ----------

RECITALS:
--------

     A. Lessor and Lessee are parties to the certain Lease Agreement dated August 12, 1974, as amended (the "Ark Lease Agreement"), granting Lessee the exclusive right and privilege to mine and dispose of strip coal from the following described lands in Carbon County, Wyoming:

     Township 22 North, Range 81 West, 6th P.M.
     ------------------------------------------

          Section 5:     All

     Township 23 North, Range 81 West, 6th P.M.
     ------------------------------------------

         Section 17:     All
         Section 19:     All
         Section 29:     All
         Section 31:     All
         Section 33:     Wl/2SW1/4, SWl/4NW1/4.

     B. By the certain Addendum to Lease Agreement dated June 1, 1983 (the "Ark Amendment"), Lessor and Lessee amended the Ark Lease Agreement to include, in addition to the above lands described in the Ark Lease Agreement, the following described lands in Carbon County, Wyoming:

     Township 22 North, Range 81 West, 6th P.M.
     ------------------------------------------

     Township 23 North, Range 81 West, 6th P.M.
     ------------------------------------------

          Section 9: That portion of the Nl/2NW1/4 lying to the North and West of the Union Pacific Railroad tracks, and only insofar as mining operations do not interfere with the railroad's right-of-way.
          Section 17:    NWl/4, Wl/2NEl/4

     Township 23 North, Range 81 West, 6th P.M.
     ------------------------------------------

          Section 33:    NWl/4NW1/4, Wl/2E1/2W1/2

     Township 22 North, Range 82 West,  6th P.M.
     -------------------------------------------

          Section 13:    All
          Section 24:    NEl/4NW1/4, Nl/2NE1/4

     Township 23 North, Range 82 West, 6th P.M.
     ------------------------------------------

         Section 25:  All,

said lands described in the Ark Lease Agreement and the Ark Amendment being hereinafter referred to as "Tract 1 of the Leased Premises."

    C. Lessor and Hanna Basin Coal Company, a Utah corporation ("Hanna") entered into the certain Lease Agreement dated April 1, 1974, as amended (the "Hanna Lease Agreement"), granting Hanna the exclusive right and privilege of mining and disposing of the strip coal from the following described lands in Carbon County, Wyoming:


     Township 24 North, Range 83 West. 6th P.M.
     ------------------------------------------

          Section 29:    NWl/4NW1/4, S1/2N1/2, N1/2SW1/4,
                         NW1/4SE1/4, Sl/2S1/2
          Section 31:    Lots 1-4, El/2W1/2, E1/2
          Section 33:    All

     Township 23 North, Range 84 West, 6th P.M.
     ------------------------------------------

          Section 1:     Lot 1, SEl/4NE1/4, SE1/4
          Section 11:    El/2NEl/4, SW1/4NEl/4, SEl/4
          Section 13:    El/2, NWl/4, E1/2SW1/4, NW1/4SW1/4
          Section 25:    Sl/2, Sl/2NW1/4
          Section 35:    E1/2, SW1/4, SWl/4NW1/4.

     Township 23 North, Range 83 West, 6th P.M.
     ------------------------------------------

          Section 5:     Lots 1-4, S1/2N1/2, Sl/2
          Section 7:     Lots 1-4, E1/2W1/2, E1/2
          Section 9:     All
          Section 17:    All
          Section 19:    Lots 1-4, El/2W1/2, E1/2
          Section 29:    All
          Section 31:    Lots 1-4, El/2W1/2, E1/2
          Section 33:    All

     Township 24 North, Range 84 West, 6th P.M.
     ------------------------------------------

          Section 25:    SEl/4, S1/2NEl/4, E1/25W1/4,
                         NW1/4SW1/4, S1/2NW1/4, NW1/4NW1/4.

     D. By the certain Assignment of Lease dated April 1, 1974, Hanna assigned its interest in the Hanna Lease Agreement to Medicine Bow Coal Company ("Medicine Bow"), a joint venture between Hanna and Dana Coal Company, a Delaware corporation and wholly-owned subsidiary of Lessee ("Dana").

    E. By the certain Addendum to Lease Agreement dated June 1, 1975 (the "Hanna Amendment") , Lessor and Medicine Bow amended the Hanna Lease Agreement to include, in addition to the above lands described in the Hanna Lease Agreement, the following described lands in Carbon County, Wyoming:

    Township 23 North, Range 83 West, 6th P.M.
    ------------------------------------------

         Section 3:      All
         Section 15:     All
         Section 21:     All,

said lands described in the Hanna Lease Agreement and the Hanna Amendment being hereinafter referred to as "Tract 2 of the Leased Premises" and Tract 1 of the Leased Premises and Tract 2 of the Leased Premises being hereinafter sometimes collectively referred to as the "Leased Premises".

    F. By Assignment and Relinquishment of Joint Venture Interest of even date herewith, Hanna has assigned and relinquished to Medicine Bow all of its interest in Medicine Bow.

    G. Lessor and Lessee have agreed to restate and amend the Ark Lease Agreement and the Hanna Lease Agreement, each as amended (collectively, the "Prior Leases") , and to combine the Prior Leases into a single agreement containing certain modified and amended terms, but in doing so the original effective dates of the Prior Leases shall remain, so that this Amended and restated Mining Lease shall henceforth be the effective lease of the Leased Premises between the parties hereto, effective as of August 12, 1974 as to Tract 1 of the Leased Premises and as of April 1, 1974 as to Tract 2 of the Leased Premises.

    NOW, THEREFORE, it is agreed as follows:

AGREEMENT:
---------

    SECTION 1:      RIGHTS GRANTED TO LESSEE:
    ---------       ------------------------

    1.1(a)    Lessor, for and in consideration of the sum of $10.00, cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the payments to be made and the covenants to be performed by Lessee as hereinafter provided and upon the terms and conditions hereinafter set forth, hereby grants to Lessee the exclusive right and privilege of mining and disposing of the strip coal from Tract 1 of the Leased Premises; provided, however, that nothing herein contained shall give Lessee any right to mine or remove any coal other than the coal which can profitably be removed by strip mining methods and which lies between the surface and 150 feet vertically below the surface of Tract 1 of the Leased Premises, and provided further that the locations in which said strip mining shall be done shall be approved by an authorized representative of Lessor before any mining is commenced with the view of preventing interference with or damage to any pole and wire line or any structures whatsoever existing upon Tract 1 of the Leased Premises .

         (b) It is recognized that instances may exist from time to time during the term hereof when Lessee may determine that it is economically feasible for Lessee to remove coal below the 150-foot level; therefore, Lessor hereby grants Lessee the exclusive right and privilege of mining and disposing of the strip coal in Tract 1 of the Leased Premises below the 150-foot level, to and including the 200-foot level; provided, however, that nothing contained herein shall give Lessee any right to mine and remove coal below the 200-foot level; provided further, that Lessee shall use good surface mining practices in mining below the 150-foot level so as not to impair the ability of Lessor to conduct future underground mining operations at appropriate levels below the 200-foot level; and, provided further, that Lessor's judgment regarding impairment of its ability to mine below the 200-foot level shall govern, but approval by Lessor of Lessee's intended mining operations may not be unreasonably withheld.

     Notwithstanding the foregoing, Lessee shall have the right to mine by the strip mining method below the 200-foot level, to and including the 300-foot level, and mine by the auger mining method above and below the 200-foot level, to and including the 300-foot level, in the W 1/2 W 1/2 and the W 1/2 E 1/2 W 1/2 of Section 33, Township 23 North, Range 81 West, 6th P.M. Lessee agrees to pay to Lessor royalty and other payments on auger coal as provided for in
SECTION 4 herein.  In administering auger coal payments, the term "strip coal"
---------
shall be considered to be synonymous with the term "auger coal".

          (c) Lessor hereby grants to Lessee the exclusive right and privilege of mining by any method now known or which may hereafter be developed and disposing of any and all coal which may be found in Tract 2 of the Leased Premises.

    1.2 It is agreed that the Lessor and its affiliates and their respective lessees, licensees, successors and assigns may use the leased premises for all purposes not inconsistent with the rights granted hereunder, including, among other things, the right to prospect for, drill for, mine and remove from the leased premises all minerals (other than strip coal in Tract 1 of the Leased Premises and all coal in Tract 2 of the Leased Premises) including, but not limited to, oil, gas, and coal recoverable by mining operations below the depths herein specified in Tract 1 of the Leased Premises, together with all rights of ingress and egress, and Lessee shall so conduct its operations hereunder as not to interfere unreasonably with such use; provided, however, that such use of the leased premises by Lessor and its affiliates and their respective lessees, licensees, successors and assigns, shall not unreasonably interfere with the mining operations of Lessee.

    1.3 It is further agreed that all valuable products other than coal which are produced from the leased premises by Lessee in the performance of its mining operations hereunder shall be and remain the property of Lessor and its affiliates.

    1.4 The aforesaid rights are granted without covenants of title or to give possession or for quiet enjoyment and are subject to all outstanding rights and easements respecting the use of the leased premises and the right of Lessor or its affiliates to renew and extend the term of such rights and easements; provided, however, that Lessor hereby specially warrants the title to the interests herein granted in Tract 1 of the Leased Premises against defects caused or suffered by Lessor subsequent to August 12, 1974 and hereby specially warrants the title to the interests herein granted in Tract 2 of the Leased Premises against defects caused or suffered by Lessor subsequent to April 1, 1984, and warrants that it is the sole holder of the title to the interests herein granted, except as stated herein, and that its subsidiaries, affiliates, parents or related companies do not have any ownership interest in the interests herein granted of any nature whatsoever.

SECTION 2:  SURFACE OF LEASED PREMISES:
---------   --------------------------

    2.1 (a) Lessor, Lessee, their respective predecessors in interest, and various other parties owning rights to mine coal from the Leased Premises have entered into certain Surface Owner's Agreements, Right of way Easements, and other agreements with Palm Livestock Company, a Wyoming corporation ("Palm"), and other parties owning portions of the surface of the Leased premises, including but not limited to the agreements listed on Exhibit A attached hereto (all of which agreements, whether or not listed on Exhibit A, being hereinafter referred to as the "Prior Surface Agreements").

         (b) Lessee and Palm are parties to the certain Surface Use and Damage Agreement dated March 6, 1986 (the "Ark-Palm Surface Agreement").

         (c) Lessor and Lessee recognize and confirm that the Ark-Palm Surface Agreement supersedes the Prior Surface Agreements and that neither Lessor nor Lessee has any outstanding obligations to Palm under the Prior Surface Agreements.

    2.2 Lessee agrees that at no time will it commence operations of any nature on any portions of the leased premises not then subject to the Ark-Palm Surface Agreement unless Lessee has acquired, in forms acceptable to Lessee and Lessor (Lessor's acceptance not to be unreasonably withheld), such agreements or consents of the respective surface owner or owners, other than Lessor and its affiliates, as are necessary to enable strip mining operations to proceed. Lessor agrees, at Lessor's expense, to cooperate with Lessee in securing such surface owner agreements or consents.

SECTION 3:  EFFECTIVE DATE - TERM:
---------   ---------------------

     This lease shall take effect on the date which it bears and, unless sooner terminated as herein provided, shall remain in full force and effect for a term of five (5) years and so long thereafter as merchantable coal is being mined and removed from the leased premises in paying quantities. Notwithstanding any provision hereof to the contrary, Lessee shall have the right to enter the Leased Premises for the purpose of conducting reclamation until all reclamation work required by Lessee's permits has been completed.

SECTION 4:  ROYALTY AND OTHER PAYMENTS:
---------   --------------------------

    4.1 Lessee shall make payments of advance royalty in the amount of $64,576.75 per month to Lessor each month from the date hereof to August 12, 1989. The total amount of such payments from the date hereof to August 12, 1989 shall be $516,614.00. Following payment of such total amount, Lessee's obligation to pay advance royalty shall terminate.

    4.2 (a) All amounts paid Lessor by Lessee pursuant to subsection 4.1 hereof and all amounts heretofore paid Lessor pursuant to subsections 4.l through 4.6, inclusive, of the Lease Agreement dated August 12, 1974 between Lessor and Ark Land Company, as advance royalty, without interest, shall be credited against any production royalty which may accrue to Lessor pursuant to the provisions hereof on account of (1) coal mined from Tract 1 of the Leased Premises and (ii) coal mined from Tract 2 of the Leased Premises to satisfy "Existing Contracts." Existing Contracts are defined as the certain contracts dated effective January 1, 1988 between Arch Mineral Corporation and Kansas Power & Light Company, and the contract dated effective February 1, 1983 between EDCO and Iowa Public Service Company. The tonnages remaining to be produced and sold under the Existing Contracts on the effective date hereof will be considered Existing Contract tonnages for purposes of this Section 4.2 if the time periods for producing such tonnages are extended and stretched-out.

          (b) Notwithstanding the provisions of Section 3, if merchantable coal is not mined and removed from the Leased Premises in paying quantities during any lease year commencing with the fifth anniversary of the effective date hereof and ending on the 15th anniversary of the effective date hereof, this lease shall not terminate if Lessee pays to Lessor, as minimum royalty, the sum of $100,000.00 on or before 15 days after the end of the lease year during which mining in paying quantities did not occur. All amounts paid as minimum royalty shall be credited, without interest, against production royalty payable for coal mined thereafter during the term of this lease.

     4.3 Payments of advance royalty and minimum royalty shall be forwarded by Lessee to the following lock-box address:

              Rock Springs Royalty Company
              Department 310
              Denver, CO 80281-0310

     4.4 If, because of force majeure, Lessee is unable to conduct mining operations at their mines or to sell coal therefrom, and if Lessee promptly gives to Lessor written notice of such force majeure, then the obligations of Lessee to mine coal or to pay advance royalty hereunder shall be suspended during the continuance of such force majeure; provided, however, that the effect of such force majeure is eliminated insofar as possible with all reasonable dispatch. The term "force majeure" as used herein shall mean any causes beyond the control and without fault or negligence of Lessee, such as acts of God, acts of public enemy, insurrections, riots, civil commotions, strikes, labor disputes, labor or material shortages, fires, explosions, flood, breakdowns of or damage to plants, equipment or facilities, interruptions to transportation, embargoes, orders or acts of the civil or military authority, or other causes of a similar or dissimilar nature which wholly or partly prevent the mining, loading and/or sale of coal by Lessee.

     4.5 Subject to credits as provided in Section 4.2 hereof, on or before the fifteenth day of each calendar month during the term hereof, Lessee shall pay to Lessor a production royalty on coal mined from the leased premises during the preceding calendar month. The amount of such royalty shall be as follows:

          (a) In respect of coal mined from either Tract 1 of the Leased Premises or Tract 2 of the Leased Premises to satisfy the Existing Contracts (as hereinabove defined) , an amount per ton of coal mined from the leased premises during the preceding calendar month equal to 12.5% of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month.

     (b) In respect of coal mined from Tract 2 of the Leased Premises to satisfy "spot sale" and "test burn" commitments to which Lessee is contractually obligated on the effective date hereof, the sum of $0.47 per ton for each ton of 2,000 pounds of coal mined from Tract 2 of the Leased Premises during the preceding calendar month.

     (c) In respect of coal mined from either Tract 1 of the Leased Premises or Tract 2 of the Leased Premises during the period of two (2) years from the effective date hereof to satisfy "New Contracts" (as hereinafter defined) the sum of $0.47 per ton for each ton at 2,000 pounds of coal mined during the preceding calendar month.

     (d) In respect of coal mined from either Tract 1 of the Leased Premises or Tract 2 of the Leased Premises from and after the second anniversary of the effective date hereof to satisfy "New Contracts" (as hereinafter defined) , an amount per ton of coal mined from the Leased Premises during the preceding calendar month equal to 10% of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month.

     (e) "New Contracts" are defined as coal sales agreements, whether for long-term sales or spot sales, made and entered into by Lessee after the effective date hereof and extensions and renewals of Existing Contracts (as hereinabove defined) after their respective current termination dates (March 1989 for the Kansas Power & Light contract and January 1993 for the Iowa Public Service Company Contract) , provided that tonnages remaining to be produced and sold under the Existing Contracts on the effective date hereof will be considered Existing Contract tonnage for purposes of this Section 4.5 if the time periods for producing such tonnages are extended and stretched-out.

     4.8 All payments to Lessor of production royalty hereunder shall be forwarded by Lessee to the following lock-box address:

              Rock Springs Royalty Company
              Department 310
              Denver, Colorado 80281-0310

Each payment shall be accompanied by a statement of the total amount of coal mined during the month for which payment of royalty is made, such statement to be certified to by the proper officer of Lessee and to show in detail the weights making up such total amount in accordance with Section 6.

SECTION 5:  LESSEE TO PAY TAXES AND ASSESSMENTS:
---------   -----------------------------------

    Lessee, in addition to paying the royalty and other compensation herein stipulated, shall pay before delinquent all taxes and assessments levied or assessed on or after the effective date hereof, upon the minerals in place or mineral rights which are the subject of this lease, and Lessee shall, commencing with the effective date of this agreement, pay before delinquent any production, severance, license, or similar taxes assessed upon or on account of the mining of strip coal from Tract 1 of the Leased Premises and coal from Tract 2 of the Leased Premises, and all taxes levied or assessed upon all structures, improvements, equipment, and other property erected, constructed, installed and/or used by Lessee in connection with the exercise of rights herein granted. Lessee, upon payment of such taxes and assessments, shall promptly furnish Lessor with satisfactory evidence of such payment.

SECTION 6:  BASIS FOR DETERMINING AMOUNT OF COAL MINED:
---------   ------------------------------------------

    The amount of coal mined from the leased premises shall be the sum of the following weights:

         (a) The carload weights of all said coal loaded into railroad cars for shipment;

         (b) The weight of all said coal sold and transported from the mines or tipple by truck or other conveyance; and

         (c) The weight of all said coal used in the conduct of mining operations and as camp, house or other building fuel.

SECTION 7:  INSPECTION AND SURVEY OF MINE:
----------  ------------------------------

    Lessor, through its authorized representatives, shall at all times have the right to enter and inspect any mine on the leased premises, whether a strip pit or underground workings, and to make, at its own expense, any survey that it may deem necessary, either for the purpose of checking the amount of coal mined (as provided below) or for an examination of reclamation procedures and the physical condition of the property. Lessee will furnish, free of expense to Lessor, a competent engineer to assist in the work of making any such survey. In the event any question arises as to the accuracy of Lessee's records of the amount of coal removed during a particular month from the leased premises, Lessor may make a survey of any mine or portion thereof from which coal shall have been removed hereunder during said month, within one (1) year after the end of said month, and twenty-seven (27) cubic feet of space (which amount is understood and agreed to be net of mining losses) shall be deemed to be the space from which one (1) ton of 2,000 pounds of coal has been removed, and the amount of coal removed from such portion, as determined by such survey adjusted to take into account "partings" removed and wasted, shall, at the option of Lessor, be considered the true amount removed during said month notwithstanding any former statements or payments of royalty, and thereupon, if such option be exercised, the accounts relating to royalty accruing to Lessor for said month under this lease shall be adjusted in accordance with the tonnage so determined .

SECTION 8:  CONDUCT OF MINING OPERATIONS:
----------  -----------------------------

    8.1 In the conduct of Lessee's mining operations on the leased premises, Lessee shall fully conform and comply with presently effective statutes, regulations or local ordinances covering reclamation and restoration of the leased premises. Lessee shall be obligated to modify such reclamation and restoration procedures from time to time to comply with statutes, ordinances or regulations, becoming effective after the date hereof, or to the extent modifications are required by the enactment of such new statutes, ordinances, the development of new regulations, or new interpretations of presently effective statutes, regulations or ordinances. Lessee shall promptly furnish to Lessor a copy of all maps, mining plans or plans for the restoration of the leased premises or the lands covered by such leases which Lessee is required to file from time to time with any competent governmental authority.

    8.2 The installation, development and working of any mine on the leased premises shall be of such a nature as will admit of moving through the mine openings of all workable coal in the leased premises, and no portion of the coal in said premises shall be abandoned until Lessee shall have given to Lessor an opportunity to make an examination of the proposed abandonment and of passing upon the same before operations are suspended by Lessee and Lessee will comply with any reasonable request made by Lessor as to further mining of coal proposed to be abandoned provided, however, that Lessee's determination to abandon, if based upon sound engineering and mining practices, as demonstrated to Lessor, is to be conclusive.

    8.3 Lessee shall use waste material excavated from Tract 1 of the Leased Premises in refilling the excavations caused by its strip mining operations. Such refilling shall be done, so far as practical, as the operations progress. Upon terminating strip mining in each section of Tract 1 of the Leased Premises from which it would be possible to make an entry for underground mining of coal, Lessee, to the extent permitted by applicable governmental regulations, shall leave exposed not less than 700 lineal feet of the coal seam along the high wall so as to permit access to coal seams for underground mining purposes.

    8.4 Lessee agrees to replace any private or public roads across the leased premises which have been detoured due to mining operations. The foregoing obligations of Lessee shall be performed in accordance with directions of authorized representatives of Lessor.

    8.5 Lessee will furnish free to Lessor, at least once during each six (6) month period during the term of this lease, and at more frequent intervals at the reasonable request of Lessor, a map showing the extent of all workings as of the date of issue and indicating the boundaries of the leased premises.

    8.6 Lessee shall furnish Lessor with copies of drill logs of all test holes made, together with maps showing the location of such test holes and copies of analyses of all coal found, and shall permit representatives of Lessor to be present when such test holes are made, and to examine the samples removed therefrom.

SECTION 9:  ACCESS TO BOOKS AND ACCOUNTS:
---------   ----------------------------

    Authorized representatives of Lessor shall have free and full access to those accounts, books and records of Lessee that reflect the actual tons of coal mined, removed, sold and used from the leased premises. Lessee shall furnish to Lessor's representatives all reasonable assistance they may require in the examination of said accounts, books and records, and shall also furnish all other reasonable assistance and all statements of coal mined from the leased premises or to check the physical condition of the property.

SECTION 10:  DISPOSAL OF WASTE, SLACK, REFUSE AND MINE WATER:
----------   -----------------------------------------------

    Lessee shall make such provision for the disposal of waste, slack, refuse and mine water from any mine on the leased premises that the same shall not be a nuisance to or injure the lands of Lessor or of others, nor obstruct any stream, right of way or other means of transportation or travel on the lands of Lessor or others, and Lessee shall indemnify and hold harmless Lessor from and against any and all liability, loss, damage, claims, demands, costs and expenses resulting from the disposal of such waste, slack, refuse and mine water.

SECTION 11:  LIENS:
----------   -----

    Lessee shall fully pay for all machinery, equipment and materials joined or affixed to the leased premises and shall pay in full all persons who perform labor upon said premises and shall not permit or suffer any liens of any kind or nature to be enforced against said premises for any work done or machinery, equipment or materials furnished at the request or on behalf of Lessee; and Lessee shall indemnify and hold harmless Lessor and any owners of the surface or portions of the leased premises from and against any and all liens, claims, demands, costs and expenses in any way connected with or growing out of such work done, or machinery, equipment or materials furnished.

SECTION 12:  EMPLOYER'S LIABILITY AND WORKMEN'S COMPENSATION LAWS -- INDEMNITY:
----------   -----------------------------------------------------------------

    12.1 Lessee, in the operation and development of the leased premises, shall comply with applicable Federal and State laws regarding Employer's Liability, Workmen's Compensation and Workmen's Insurance, and Lessee shall indemnify and hold harmless Lessor from and against the payment of any and all damages, claims, costs and expenses resulting from the requirements of such laws and from and against any and all claims, costs and expenses under any claim of subrogation provided for by said laws or otherwise.

    12.2 Lessee agrees, at its sole cost and expense, to take out and keep in effect during the term of this agreement insurance of such kind and amount as will enable it to carry out all of the provisions of this agreement and shall, upon request of Lessor, submit the policies of insurance to Lessor for inspection. Lessee may maintain a program of self insurance in lieu of all or a portion of the foregoing coverage. Upon the settlement of any suits or claims arising hereunder, Lessee shall secure a release of Lessor from all liability in connection therewith.

SECTION 13:  ASSUMPTION OF RISK -- INDEMNITY:
----------  --------------------------------

    13.1 Lessee assumes all risk of loss of or damage to buildings or contents on the leased premises, and of or to other property brought thereon by Lessee or by any other person with the knowledge or consent of Lessee, and of or to property in proximity to the lease premises when connected with or incidental to the occupation thereof, and any incidental loss or injury to the business of Lessee, where such loss, damage, destruction or injury is caused by, or results from, operations of Lessor, whether such loss or injury be the result of negligence on the part of Lessor or negligence or misconduct on the part of any officer, servant or employee of lessor, or otherwise.

    13.2 Lessee agrees to hold Lessor and its officers, agents, employees, lessees, licensees, and invitees harmless from and to indemnify them and each of them against any and all loss, damage, claims, demands, and causes of action, including all costs and expenses incident thereto, for injury to or death of persons whomsoever, or loss of or damage to property whatsoever, including claims, demands, and causes of action to which any insurer may be subrogated, arising out of, resulting from, or in any way connected with operations conducted under this lease, the condition of the leased premises (except any condition caused by any operations of the Lessor on the leased premises), or arising by failure of the Lessee to perform any covenant herein contained.

SECTION 14:  LESSOR TO BE GIVEN NOTICE OF LITIGATION:
----------   ---------------------------------------

    Lessee shall promptly notify Lessor in writing of the institution of any litigation involving the rights granted by this lease, and, in the event Lessor, in its judgment, is interested therein in any way, it may, at its option, enter into the conduct of such litigation of the extent of its interest.

SECTION 15:  DEFAULT BY LESSEE:
----------   -----------------

    15.1 If Lessee shall breach or be in default as to any of the covenants in this Agreement, Lessor shall notify Lessee of such breach or default by a writing addressed to Lessee at 200 North Broadway, St. Louis, Missouri 63102 or at such other addresses as Lessee may from time to time designate in writing. If Lessee shall fail or neglect within sixty (60) days after giving of such notice to commence promptly and in good faith to correct the breach or default complained of, and thereafter to continue diligently its efforts to correct such default, Lessor, at its option, may declare this lease forfeited and terminated without waiver of any claim for damages arising out of or resulting from said breach or default.

    15.2 A waiver by lessor of a particular breach of covenant or covenants shall not be deemed or held to be a waiver of or to affect any subsequent breach or to impair its right resulting therefrom.

SECTION 16:  SURRENDER OF PROPERTY:
----------   ---------------------

    Upon termination of this lease for any cause, Lessee shall immediately quit and surrender possession of the leased premises without delay or hindrance subject to the provisions of Section 17 hereof, and Lessor shall have the right immediately upon such termination to enter upon the leased premises and to take immediate possession thereof without declaration of forfeiture, act of re-entry or process of law.

SECTION 17:  REMOVAL OF LESSEE'S PROPERTY:
----------   ----------------------------

    Upon termination of this lease and for a period not exceeding one hundred eighty (180) days thereafter, Lessee shall have the right to remove from the leased premises all tools, machinery or other equipment which Lessee may own and shall, within said period, upon notice from Lessor, remove the same and leave the leased premises in good order and condition, except that Lessee shall not remove or impair any supports, mine props, or mine timbers which may be necessary for the protection of any openings at such mine or mines. No tools, machinery or other equipment belonging to Lessee shall be removed from the leased premises so long as Lessee shall be indebted in any manner to Lessor under any obligation arising under this lease.

SECTION 18:  ASSIGNMENT:
----------   ----------

    Lessee may assign its entire interest in this lease to any corporations to which it, at the same time, transfers all or substantially all of its corporate properties, or to an affiliate (meaning a corporation which controls, is controlled by, or is under common control with the corporation making the assignment); provided, however, that each such assignment shall be evidenced by execution of an instrument of assignment, an executed counterpart of which shall be delivered to Lessor, under which the assignee shall expressly assume and agree to perform each and all of the obligations and covenants of Lessee proposed to be assigned thereunder and provided, further, that no such assignment shall in any way affect or modify the obligations and covenants of Lessee hereunder, it being understood and agreed that, notwithstanding any such assignment, or any subsequent assignment pursuant to this section, all obligations of Lessee to the Lessor hereunder shall be and remain enforceable by the Lessor, its successors and assigns, against Lessee. Lessee may not otherwise assign any part of its interest in this lease or sublet the leased premises in whole or in part, except to a trustee, insurance company, bank or similar financial institution to secure a bona fide loan or other indebtedness of Lessee, without the prior written consent of Lessor, which consent may not be unreasonably withheld. Any transfer or assignment of this lease or a subletting of any part of the leased premises not authorized by this section, whether voluntary, by operation of law or otherwise, without the consent in writing of the Lessor, shall be absolutely void and, at the option of the Lessor, shall terminate this lease.

SECTION 19:  SUCCESSORS AND ASSIGNS:
----------   ----------------------

    Without waiver of the provisions of Section 18 hereof, this lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

SECTION 20:  MEMORANDUM FOR RECORDING:
----------   ------------------------

    The parties contemplate and agree that they will execute for recording purposes a brief memorandum of this lease in order to avoid the necessity for either party to file for record a complete copy of this entire agreement between the parties.

SECTION 22:  NOTICES:
----------   -------

    All notices or communications directed to Lessor hereunder shall be addressed to:

              Rock Springs Royalty Company
              P.O. BOX 1257
              Englewood, Colorado 80150-1257

    All notices or communications directed to Lessee hereunder shall be addressed to:

              Ark Land Company
              200 North Broadway
              St. Louis, Missouri 63102

Either party may at any time by written notice to the other party change the address to which notices, communications, or payments shall be sent.

    IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate the day and year first above written.

                                   ROCK SPRINGS ROYALTY COMPANY


(SEAL)

                                   By: /s/ Eugene A Lang
                                      -----------------------------
                                        President


ATTEST:



    /s/ Kenneth R. Oldham
-----------------------------
                    Secretary

                                        ARK LAND COMPANY

(SEAL)

                                        By: /s/ Steve E. McCurdy
                                           -------------------------------
ATTEST:                                           President


    /s/ David Onuscheck
-----------------------------
                    Secretary

                                   EXHIBIT A
                                   ---------
                               Prior Agreements
                               ----------------

          1. Surface Owner's Agreement dated March 5, 1971 between Palm Livestock Co. ("Palm"), Union Pacific Railroad Company, and others, filed for recording on April 12, 1971 and recorded in Book 558 at Page 353 of the records of the County Clerk, Carbon County, Wyoming; as amended by Amendment to Surface Owner's Agreement dated August 18, 1978 between Palm and Rocky Mountain Energy Company ("RME"); and as amended by Amendment to Surface Owner's Agreements dated October 15, 1982 between Palm and Rock Springs Royalty Company ("RSRC").

          2. Surface Owner's Agreement dated August 17, 1978 between Palm and RME, as amended by Amendment to Surface Owner's Agreements dated October 15, 1982 between Palm and RSRC.

          3. Surface Owner's Agreement dated September 28, 1982 between Palm and Medicine Bow Coal Company.

          4. Right-of-Way Easement dated February 28, 1970 between Palm and Arkel Land Company; as assigned to Ark Land Company ("Ark") by Agreement of Assignment dated July 28, 1970, filed for recording on January 28, 1972 and recorded in Book 572 at Page 158 of the records of the County Clerk, Carbon County, Wyoming.

          5. Easement and Option dated August 25, 1970 between Palm and Energy Development Co., filed for recording on September 18, 1970 and recorded in Book 551 at Page 226 of the records of the County Clerk, Carbon County, Wyoming.

          6. Agreement dated March 19, 1971 between Palm Livestock Co. and Arch Mineral Corporation ("Arch") and Addendum thereto dated June 23, 1971 between Palm and Ark, both as referred to in the Notice of Execution of Agreement filed for recording on August 7, 1972 and recorded in Book 577 at Page 258 of the records of the County Clerk, Carbon County, Wyoming.

          7. Right-of-Way Easement dated July 12, 1971 between Palm and Ark, as referred to in the Notice of Execution of Agreement filed for recording on August 7, 1972 and record in Book 577 at Page 258 of the records of the County Clerk, Carbon County, Wyoming.

          8. Lease dated August 6, 1971 between Palm and Arch and Addendum thereto dated September 28, 1971, both as referred to in the Notice of Execution of Agreement filed for recording on August 7, 1972 and recorded in Book 577 at Page 258 of the records of the County Clerk, Carbon County, Wyoming; as amended by Addendum to Lease dated February 3, 1975 between Palm and Arch.

          9. Easement dated August 20, 1971 between Palm and Arch, as referred to in the Notice of Execution of Agreement filed for recording on November 19, 1971 and recorded in Book 569 at Page 273 of the records of the County Clerk, Carbon County, Wyoming.

          10. Right of Way Easement dated September 18, 1974 between Palm and Arch, filed for recording on October 21, 1974 and recorded in Book 611 at Page 452 of the records of the County Clerk, Carbon County, Wyoming.

          11.  Right of Way Easement dated June 10, 1974 between Palm and Ark.

STATE OF COLORADO                  )
                                   )   ss.
CITY AND COUNTY OF DENVER          )


          The foregoing instrument was acknowledged before me this 13th day of December, 1988, by Eugene A. Lang and Kenneth R. Oldham, as President and Secretary, respectively, of Rock Springs Royalty Company, a Utah corporation, on behalf of such corporation.

                      Witness my hand and official seal.

                                                  /s/ Aideen H. Karger,
                                                  ------------------------------
                                                  Aideen H. Karger,
                                                  Notary Public

My commission expires June 22, 1992

(SEAL)


STATE OF COLORADO                  )
                                   )   ss.
CITY AND COUNTY OF DENVER          )

          The foregoing instrument was acknowledged before me this 13th day of December, 1988, by Steven E. McCurdy and David Onuscheck, as President and Secretary, respectively, of Ark Land Company, a Delaware corporation, on behalf of such corporation.

                      Witness my hand and official seal.

                                                  /s/ Aideen H. Karger,
                                                  ------------------------------
                                                  Aideen H. Karger,
                                                  Notary Public

My commission expires June 22, 1992

(SEAL)

                       [LETTERHEAD OF ARK LAND COMPANY]


                                 June 23, 1994

VIA UPS EXPRESS
---------------

Mr. Robert See
Union Pacific Resources
P.O. Box 7
Fort Worth, TX 76101-0007

     RE: LEASE DATED DECEMBER 13, 1988 BY AND BETWEEN ROCK SPRINGS ROYALTY COMPANY AND ARK LAND COMPANY (M-37)

Dear Mr. See:

     This Letter Amendment shall confirm the agreement between Rock Springs Royalty Company and Ark Land Company to amend and modify that certain Amended and Restated Mining Lease dated December 13, 1988, by and between Rock Springs Royalty Company and Ark Land Company (the "Lease"). The following property, together with all appurtenant mining rights pertaining to Tract 1 of the Lease, is hereby added to the Lease:

          The Northwest Quarter (NW 1/4) of Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of Township 22 North, Range 81 West,
          Section 9, Sixth Principal Meridian, Carbon County, Wyoming.

     All other terms and conditions of the Lease shall remain in full force and effect.

     Please signify your agreement to the terms of the Letter Amendment by executing both originals of this Letter Amendment. Return one original to me in the enclosed, self-addressed envelop and keep the other original for your files.

                                             Sincerely,


                                             /s/ Steve McCurdy
                                             Steve McCurdy
                                             Executive Vice President

AGREED AND ACCEPTED TO THIS 29th DAY OF JUNE, 1994.

ROCK SPRINGS ROYALTY COMPANY


By: /s/ [SIGNATURE APPEARS HERE]
    -----------------------------
Its:VICE PRESIDENT
    -----------------------------

      [MAP DEDICTING AREA ADDED TO ARK COAL LEASE APPEARS HERE]

                            AMENDMENT AND AGREEMENT

     This Amendment and Agreement is made and effective this the 1st day of January, 1996 (the "Effective Date"), by and between ARK LAND COMPANY, a Delaware corporation ("Ark" or "Lessee") and ROCK SPRINGS ROYALTY COMPANY, a Utah corporation ("Rock Springs" or "Lessor").

                             W I T N E S S E T H:

     WHEREAS, by Coal Lease Agreement dated May 3, 1991, by and between Rock Springs and Ark, Rock Springs leased to Ark the exclusive right and privilege of exploring for, mining, removing and selling certain coal which may be found in and underlying certain property in Carbon County, Wyoming ("H-64"); and

     WHEREAS, by Amended and Restated Mining Lease dated December 13, 1988, by and between Rock Springs and Ark, Rock Springs leased to Ark the exclusive right and privilege of mining and disposing of certain coal which may be found in and underlying certain property in Carbon County, Wyoming ("M-37"); and

     WHEREAS, Ark desires to obtain a reduction in production royalties to be payable to Rock Springs pursuant to H-64 and M-37 for a six (6) year period commencing January 1, 1996, and Rock Springs is willing to grant such temporary royalty reduction, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and in H-64 and M-37, respectively, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties, intending to be legally bound, agree as follows:

     1.   Section 2 of H-64 entitled EFFECTIVE DATE - TERM - OPTION is hereby
                                     ------------------------------
deleted in its entirety and replaced with the following:

     "Section 2.  EFFECTIVE DATE - TERM - OPTION
                  ------------------------------

          This Lease shall take effect on the date which it bears and, unless sooner terminated as herein provided, shall remain in full force and effect for a primary term of three (3) years, and so long thereafter as coal is being continuously mined and removed from the Leased Premises in commercial quantities.

          In the event continuous mining has not commenced by the end of the three (3) year primary term, then Lessee is also granted the right at its sole option to extend the term of this lease for a term of two (2) years, and so long thereafter as coal is being continuously mined and removed from the Leased Premises in commercial quantities. Lessee may exercise such right by notifying Lessor in writing on or before the third anniversary date of this Lease of its election to extend the term of said Lease for two
     (2) years, and so long thereafter as coal is being continuously mined and removed from the Leased Premises in commercial quantities, and forwarding with such written notice bonus consideration in the amount of Eleven Cents ($0.11) per ton for all recoverable strip coal tons in and underlying the Leased Premises as hereinafter defined. If Lessee fails to exercise its option to extend the term of this Lease in a timely manner, then the option granted to Lessee shall automatically terminate without notice to Lessee; and all rights of Lessee arising out of this Lease shall terminate.

          Upon termination of this Lease for any reason, Lessee shall have the right to enter the Leased Premises to conduct reclamation until final release of all reclamation bonds affecting the Leased Premises."

     2.   Section 4 of H-64 entitled PRODUCTION ROYALTY is hereby deleted in its
                                     ------------------
entirety and replaced with the following:

     "SECTION 4. PRODUCTION ROYALTY
                 ------------------

          Lessee shall pay to Lessor for all coal mined and removed from the Leased Premises a production royalty calculated as follows:

          (i) On all coal mined and removed by strip mining and Archveyor(TM) or other highwall mining methods and sold from the Leased Premises during the primary term of three years, a production royalty equal to Twelve and One-Half Percent (12.5%) of the Gross Sales Price FOB mine per ton (of 2,000 pounds);

          (ii) On all coal mined and removed by strip mining and Archveyor(TM) or other highwall mining methods and sold from the Leased Premises from May 3, 1994, through December 31, 1995, a production royalty equal to Ten Percent (10%) of the Gross Sales Price FOB mine per ton (of 2,000 pounds);

          (iii) On all coal mined and removed by strip mining methods and sold from the Leased Premises from January 1, 1996 through December 31, 2001, a production royalty equal to Eight Percent (8%) of the Gross Sales Price FOB mine per ton (of 2,000 pounds);

          (iv) On all coal mined and removed by the Archveyor or other highwall mining methods and sold from the Leased Premises from January 1, 1996 through December 31, 2001, a production royalty equal to Ten Percent (10%) of the Gross Sales Price FOB mine per ton (of 2,000 pounds);

          (v) On all coal mined and removed by strip mining and Archveyor(TM) or other highwall mining methods and sold from the Leased Premises from January 1, 2002 and so long thereafter as coal is being continuously mined, a production royalty equal to Ten Percent (10%) of the Gross Sales Price FOB mine per ton (of 2,000 pounds);

          (vi) Gross Sales Price is defined to mean the actual price received by Lessee for the sale of coal FOB the mine."

     3. Section 4.5(d) of M-37 is hereby deleted in its entirety and replaced with the following:

          "(d)(1) In respect of coal mined from either Tract 1 of the Leased Premises or Tract 2 of the Leased Premises from and after the second anniversary of the effective date hereto until December 31, 1995 to satisfy "New Contracts" (as hereinafter defined), (i) an amount per ton of coal mined from the Leased Premises during the preceding calendar month equal to ten percent (10%) of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month for all coal mined and removed by strip mining methods; and (ii) an amount per ton of coal mined from the Leased Premises during the preceding calendar month equal to ten percent (10%) of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month for all coal mined and removed by the Archveyor(TM) or other highwall mining method.

          (d)(2) In respect of coal mined from either Tract 1 of the Leased Premises or Tract 2 of the Leased Premises from and after January 1, 1996 through December 31, 2001 to satisfy "New Contracts" (as hereinafter defined), (i) an amount per ton of coal mined from the Leased Premises during the preceding calendar month equal to eight percent (8%) of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month for all coal mined and removed by strip mining methods; and (ii) an amount per ton of coal mined from the Leased Premises during the preceding calendar month equal to ten percent (10%) of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month for all coal mined and removed by the Archveyor(TM) or other highwall mining method, to satisfy "New Contracts" (as hereinafter defined).

          (d)(3) In respect of coal mined from either Tract 1 of the Leased Premises or Tract 2 of the Leased Premises from and after January 1, 2002 to satisfy "New Contracts" (as hereinafter defined), (i) an amount per ton of coal mined from the Leased Premises during the preceding calendar month equal to ten percent (10%) of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month for all coal mined and removed by strip mining methods; and (ii) an amount per ton of coal mined form the Leased Premises during the preceding calendar month equal to ten percent (10%) of the average gross sales price per ton of coal received by Lessee f.o.b. cars at point of shipment during the preceding calendar month for all coal mined and removed by the Archveyor(TM) or other highwall mining method."

     4. The parties acknowledge that Rock Spring's affiliate, Union Pacific Resources Company, shall be entitled to apply a portion of the amount by which any production royalty payment is reduced by virtue of Section 2 or Section 3 of this Amendment and Agreement to all sums due and owing Ark's parent, Arch Mineral Corporation, under that certain Services Agreement of even date herewith by and between Arch Mineral Corporation and Union Pacific Resources Company to the extent and as specifically set forth in such Services Agreement. In the event Arch Mineral Corporation is in default as to compliance with the terms of the aforesaid Services Agreement and, after receiving notice of such default from Union Pacific Resources Company fails to cure said default within thirty
(30) days thereafter, the production royalty reduction provided for in Section 3 or Section 5 of the is Amendment and Agreement shall be of no further force and effect and the royalties payable under H-64 and M-37 shall be as provided for under said leases on the date immediately preceding the Effective Date.

     5. It is the intent of the parties that the use of the Archveyor(TM) or other highwall mining methods shall not prevent Rock Springs from subsequent highwall access to the lands described in H-64 and M-37 for the purpose of mining additional reserves from such lands by underground mining methods. Accordingly, to the extent permitted by applicable governmental regulations, Ark shall leave solid coal barriers of not less than 400 lineal feet along the highwall faces so as to permit access to the coal seams for underground mining operations. Ark and Rock Springs shall agree on the number of such solid coal barriers that will be left in the highwall faces prior to Ark commencing or continuing Archveyor(TM) mining operations or other highwall mining activities.

     6.   The following provision is added to H-64 and the last sentence of
Section 8.3 of M-37 is deleted in its entirety and replaced with the following provision:

          "Upon terminating strip mining in each section of the Leased Premises from which it would be possible to make an entry for underground mining of coal, Lessee shall, at the election of Lessor and to the extent permitted by applicable governmental regulations and Lessee's permit requirements, leave exposed not less than 700 lineal feet of the coal seam along the highwall so as to permit access to coal seams for underground mining purposes."

     7. All other terms and provisions of H-64 and M-37, respectively, remain unchanged and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                        ARK LAND COMPANY


                                        By:  /s/ Steven E. McCurdy
                                           -----------------------------
                                        Its: President
                                            ----------------------------


                                        ROCK SPRINGS ROYALTY COMPANY

                                        By:  /s/ [SIGNATURE APPEARS HERE]
                                           -----------------------------
                                        Its: Vice President
                                            ----------------------------

    ROCK SPRINGS ROYALTY COMPANY, P.O. BOX 7, FORT WORTH, TEXAS 76101-0007



                               February 20, 1996

Mr. Steven E. McCurdy
Ark Land Company
CityPlace One
Creve Coeur, Missouri 63141

     RE: RIGHT TO USE ARCHVEYOR (TM) OR OTHER HIGHWALL MINING METHODS UNDER COAL LEASE AGREEMENT DATED MAY 3, 1991, BY AND BETWEEN ROCK SPRINGS ROYALTY COMPANY ("RSRC") AND ARK LAND COMPANY ("ARK") ("H-64") AND AMENDED AND RESTATED MINING LEASE DATED DECEMBER 13, 1988, BY AND BETWEEN RSRC AND ARK ("M-37" AND TOGETHER WITH H-64 THE "LEASES").

Dear Mr. McCurdy:

     By Amendment and Agreement made and effective January 1, 1996, by and between RSRC and Ark, RSRC and Ark modified and amended the Leases to provide for, among other things, a reduction in the production royalties payable under each of the Leases for coal mined by strip mining methods under each of the Leases for a term of six (6) years commencing on January 1, 1996. In drafting the Amendment and Agreement, a distinction was made in the royalty provisions of both of the Leases between strip coal and coal that can be removed by Archveyor
(TM) or other highwall mining methods. You have pointed out that this distinction may create an ambiguity as to Ark's continued right to mine and remove coal under the Leases by the Archveyor (TM) method.

     This is to acknowledge that by execution of the Amendment and Agreement, RSRC did not and does not intend in any way to limit the existing right of Ark to mine and remove coal under the Leases by Archveyor (TM) or other highwall mining methods, which rights have always been deemed to be encompassed by the right to mine by strip mining or other surface mining methods. RSRC acknowledges and agrees that, notwithstanding anything in the Leases to the contrary, for purposes of Ark's right to mine and remove coal pursuant to the Leases (but not for purposes of payment of production royalty thereon) the term "strip coal" shall be deemed to include coal that can be mined and removed by Archveyor (TM) or other highwall mining methods; that Ark shall have the full and complete right to mine and remove coal pursuant to the Leases by Archveyor (TM) or other highwall mining methods to the extent, including any depths specified in the Leases, applicable therein to strip coal; and that RSRC shall not exercise any rights reserved under the Leases in such a manner as to unreasonably interfere with Ark's right to mine and remove any coal leased to Ark under the Leases by Archveyor (TM) or other highwall mining methods.

Mr. Steven E. McCurdy
Page 2
February 20,1996



     RSRC further agrees that it will negotiate in good faith for an amendment or amendments to the Leases granting Ark the right to mine and remove coal by Archveyor (TM) or other highwall mining methods at additional depths not inconsistent with any prior rights granted to third parties, upon mutually acceptable terms.



                                    ROCK SPRINGS ROYALTY COMPANY

                                    By: /s/ [SIGNATURE APPEARS HERE]
                                       ----------------------------

                                    Its: Vice President
                                        ---------------------------

AGREED TO AND ACCEPTED THIS THE 20TH DAY OF FEBRUARY, 1996.

ARK LAND COMPANY

By: /s/ STEVEN E. McCURDY
   --------------------------

Its: President
    -------------------------